Exhibit 99.1

MEDIA CONTACT:	INVESTOR RELATIONS:
Brian Sinderson	Aimee Gordon
212.920.3500 X117	212.920.3500 X106
brian.sinderson@ener1.com	agordon@ener1.com

Ener1 Reports Fourth Quarter and Year-End Results for 2010

Year-Over-Year Revenue Increases 122%
Gross Profit Margin Increases to 17.9%

NEW YORK (March 10, 2011) – Ener1, Inc. (NASDAQ: HEV), a leading manufacturer of lithium-ion energy storage systems for transportation, utility grid and industrial applications, today announced financial results for the fourth quarter and full year ending December 31, 2010.  Net sales were $33.1 million in the year’s final quarter, an increase of 202% over net sales of $11.0 million in the fourth quarter of 2009.  For fiscal year 2010, net sales were $77.4 million, an increase of 122% over net sales of $34.8 million for 2009.  Gross profit margin improved to 25.8% in the fourth quarter of 2010, up from 9.8% in the fourth quarter of 2009. For the full year, gross profit margin increased to 17.9% from 11.7% in 2009.

“We believe our financial results demonstrate that 2010 was a successful year for Ener1,” said Ener1 Chairman and CEO Charles Gassenheimer.  “Our strategy of creating three business units – transportation, grid and small-pack – has put us on the right track by bringing a laser focus to our solutions-based execution.”  Gassenheimer added:  “But, Ener1 is more than just a lithium-ion battery manufacturer.  Our cells and our modular packaging design are distinct advantages over our competitors, and we have used this advantage to create best-in-class product suites for each business segment.  This approach has helped us secure incremental orders from existing customers, and quickly ramp-up to win opportunities from customers in new industry segments.”

“The highlight of the year remains the launch of our grid energy storage division led by industry veteran Bruce Curtis,” Gassenheimer continued.  “In a compressed time frame of five months, Ener1 was able to secure a $40MM supply agreement with the MGTES division of the Russian Federal Grid Company.  “Yesterday, we signed an MOU with MGTES contemplating the development of uninterruptible power supply systems for transmission substations in Russia.  We have estimated global opportunities in the emerging markets to be in the range of hundreds of megawatt-hours and are confident that there will be further demand in these markets for the products we are developing.”

“As announced in the second quarter, Ener1 is continuing to make advances in the heavy-duty transportation market,” said Tom Goesch, president of Ener1’s transportation division.  “Ener1 is currently working under contract for the supply of prototype packs for a medium-duty hybrid truck with a new OEM customer. We believe that our products are demonstrating superior quality, safety and longevity, and satisfying our customers’ expectations.”

“Looking forward, Ener1 will continue to focus on the growing grid energy storage and heavy-duty transportation markets.  We believe the need for energy-dense, transportable storage for the grid is urgent and the opportunities are large in scale,” concluded Gassenheimer.  “The bus and truck market segments are increasingly demanding lithium-ion solutions, and we’re optimistic that our products provide optimum characteristics for meeting these customer needs.  Ener1 will also continue to pioneer new products for pure electric and hybrid passenger vehicles.”

2010 highlights:

•	Secured $40MM supply agreement with MGTES division of Russia’s Federal Grid Company, as well as a second MOU to explore the development of additional projects
•	Finalized Zhejiang Wanxiang Ener1 Power Systems Ltd. joint venture agreement in China
•	Developing secondary use applications for community and home energy storage with Duke Energy
•	Launched three separate grid energy storage demonstration projects in Japan with ITOCHU Corporation
•	Invested in third manufacturing facility based near Indianapolis
•	Completed $187.3MM in capital raises through strategic and private investments

Management will host a call this evening at 5:00 p.m. (EST) to discuss the fourth quarter and full-year results for 2010. The call is being webcast by Thomson Financial and can be accessed on Ener1's web site at http://www.ener1.com/?q=content/ener1-events.To participate in the audio call, please dial 888.713.4215 from within the United States, or 617.213.4867 from outside the United States.  The participant pass code is 71410676.

A recording of the call will be available from March 10, 2011, 8 PM (EST) until March 17, 2011. To access the recording, please dial 888.286.8010 from within the United States, 617.801.6888 from outside the United States. The participant pass code is 84238194.

About Ener1, Inc.

Ener1, Inc. is a publicly traded (NASDAQ:HEV) energy technology company that develops compact, lithium-ion-powered battery solutions for the transportation, utility grid storage and industrial markets.  Headquartered in New York City, the company has more than 700 employees with manufacturing locations in the United States and Korea.  Ener1 also develops commercial fuel cell products, nanotechnology-based materials and manufacturing processes.

Safe Harbor Statement

Certain statements made in this press release constitute forward-looking statements that are based on management's expectations, estimates, projections and assumptions. Words such as "expects," "anticipates," "plans," "believes," "scheduled," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. All forward-looking statements speak only as of the date of this press release and the company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

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Ener1, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$60,310	$14,314
Restricted cash	10,961	3,668
Accounts receivable, net of allowance of $444 and $865	23,882	6,350
Grant receivable	2,038	-
Loan receivable	14,048	-
Inventories, net of provision for obsolescence of $932 and $1,296	23,612	10,415
Contracts in process	11,250	-
Prepaid expenses and other current assets	1,328	2,020
Total current assets	147,429	36,767

Deferred financing costs, net of amortization of $3,212 and $2,393	2,867	268
Property and equipment, net of accumulated depreciation of $15,589 and $8,340	123,503	52,903
Intangible assets, net of accumulated amortization of $4,868 and $2,736	11,153	13,230
Investment in unconsolidated entity	58,625	19,177
Goodwill	51,845	51,019
Other	1,122	1,043
Total assets	$396,544	$174,407

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$41,925	$14,268
Deferred grant proceeds, current portion	552	-
Income taxes payable	337	329
Convertible line of credit and accrued interest due to related party, net	-	10,516
Current portion of capital leases and other debt obligations	41,775	15,373
Total current liabilities	84,589	40,486

Deferred grant proceeds, less current portion	31,169	-
Derivative and financial instruments	15,453	6,871
Long-term debt	55,992	7,368
Other long-term liabilities	2,049	1,281
Deferred income tax liabilities	216	402
Total liabilities	189,468	56,408

Commitments and contingencies

Stockholders' equity
Common stock, $0.01 par value, 300,000,000 shares authorized, 163,769,700 and 124,375,196 issued and outstanding	1,639	1,245
Paid in capital	607,745	451,592
Accumulated other comprehensive income	6,231	4,860
Accumulated deficit	(410,306)	(341,505)
Total Ener1, Inc. stockholders' equity	205,309	116,192
Noncontrolling interests	1,767	1,807
Total stockholders' equity	207,076	117,999
Total liabilities and stockholders' equity	$396,544	$174,407

Ener1, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	December 31,
	2010	2009	2008
Net sales	$77,406	$34,800	$6,848
Cost of sales	63,539	30,732	4,661
Gross profit	13,867	4,068	2,187

Operating expenses:
General and administrative	29,230	17,653	11,578
Research and development, net	30,754	30,770	22,902
Grant proceeds recognized	(288)	-	-
Depreciation and amortization	6,085	5,081	1,612
Total operating expenses	65,781	53,504	36,092

Loss from operations	(51,914)	(49,436)	(33,905)

Other income (expense)	(16,926)	(2,050)	(17,432)

Loss before income taxes	(68,840)	(51,486)	(51,337)
Income tax expense (benefit)	8	19	(184)

Net loss	(68,848)	(51,505)	(51,153)
Net (loss) income attributable to noncontrolling interests	(47)	(501)	1,307

Net loss attributable to Ener1, Inc.	$(68,801)	$(51,004)	$(52,460)

Net loss per share attributable to Ener1, Inc.:
Basic	$(0.48)	$(0.44)	$(0.51)

Diluted	$(0.51)	$(0.45)	$(0.51)

Weighted average shares outstanding
Basic	141,897	116,655	103,382

Diluted	144,400	116,711	103,382

The above financial statements should be read in conjunction with the audited consolidated financial statements filed with our annual report on Form 10-K.